EXHIBIT 99.l

     FOR IMMEDIATE RELEASE

     Contacts:  W. Daniel Johnson        David R. Bankhead
                Senior Vice President    Senior Vice President & CFO
                214/788-7933             214/788-7947


           Dallas, TX, June 7, 1995 - Hogan Systems, Inc. announced today that it has engaged the investment banking firm of Morgan Stanley & Co. Incorporated as its financial advisor for the purpose of evaluating strategic alternatives to maximize shareholder value. The Company does not intend to issue any further statements regarding this process.

           Hogan Systems, Inc. is a leading provider of integrated general banking software which it licenses to financial institutions around the world. The Company's common stock is traded on the National Market segment of the Nasdaq Stock Market under the symbol "HOGN."


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